As filed with the Securities and Exchange Commission on June 29, 2015

Registration No. 333-149292

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST FINANCIAL NORTHWEST, INC.
(Exact name of registrant as specified in its charter)

Washington	26-0610707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

First Savings Bank Northwest Savings Plan
(Full title of the plan)

John F. Breyer, Jr., Esq.
Breyer & Associates PC
8180 Greensboro Drive, Suite 785
McLean, Virginia  22102
(Name and address of agent for service)

(703) 883-1100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer	[X] Accelerated Filer
[ ] Non-accelerated filer (Do not check if a smaller reporting company)	[ ] Smaller reporting company

DEREGISTRATION OF SECURITIES

First Financial Northwest, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to deregister certain securities that were originally registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-149292) that was filed with the Securities and Exchange Commission on February 19, 2008 (the “Registration Statement”). The Registration Statement registered shares of the Company’s common stock and, pursuant to General instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, an indeterminate amount of plan interests to be offered and sold pursuant to the First Savings Bank Northwest Savings Plan (the “Plan”).

Effective December 15, 2014, the Company’s common stock was eliminated as a participant investment option under the Plan. Accordingly, this Post-Effective Amendment is being filed to deregister any remaining unsold shares of the Company’s common stock as well as any plan interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on June 29, 2015.

FIRST FINANCIAL, NORTHWEST INC.

By: /s/ Joseph W. Kiley
Joseph W. Kiley III
President and , Chief Executive Officer and Chief

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary F. Kohlwes	Chairman of the Board and Director	June 29, 2015
Gary F. Kohlwes

/s/ Joseph W. Kiley III	President, Chief Executive Officer and Director	June 29, 2015
Joseph W. Kiley III	(Principal Executive Officer)

/s/ Richard P. Jacobson	Chief Financial Officer and Director	June 29, 2015
Richard P. Jacobson	(Principal Financial Officer)

/s/ Christine A. Huestis	Vice President and Controller	June 29, 2015
Christine A. Huestis	(Principal Accounting Officer)

/s/ Gary F. Faull	Director	June 29, 2015
Gary F. Faull

/s/ Joann E. Lee	Director	June 29, 2015
Joann E. Lee

/s/ Kevin D. Padrick	Director	June 29, 2015
Kevin D. Padrick

/s/ Daniel L. Stevens	Director	June 29, 2015
Daniel L. Stevens

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton, State of Washington, on June 29, 2015.

/s/Joseph W. Kiley III
Joseph W. Kiley III.
Trustee

/s/Richard P. Jacobson
Richard P. Jacobson
Trustee